SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): July 1, 2004

BRADLEY PHARMACEUTICALS, INC. (Exact name of registrant as specified in its charter)

Delaware	0-18881	22-2581418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

383 Route 46 West, Fairfield, New Jersey	07004
(Address of principal executive office)	(Zip Code)

 Registrant’s telephone number, including area code: (973) 882-1505

Item 5. Other Events

        On July 1, 2004, the Company announced that it has entered an agreement with Dermik Laboratories, a division of Aventis Pharmaceuticals Inc., to acquire exclusive distribution and marketing rights in selected international markets to the prescription acne and rosacea products Benzamycin®, Klaron® and Noritate® and three additional products, Hytone, Sulfacet R and Zetar Shampoo. In connection with this transaction, the parties have agreed to settle all legal proceedings between them involving patents owned by Bradley relating to about 21% to about 40% urea dermatologic compositions and therapeutic uses. A copy of the related press release is attached hereto.

Item 7. Financial Statements and Exhibits

        (c) Exhibits

        99.1- Press Release by Bradley Pharmaceuticals, Inc. dated July 1, 2004

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ R. Brent Lenczycki
R. Brent Lenczycki Chief Financial Officer

Dated: July 1, 2004